UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022 (May 24, 2022)

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02Unregistered Sales of Equity Securities.

The Company is providing this disclosure because, as of May 24, 2022, its unregistered sales of equity securities that were not previously reported, in the aggregate, exceeded 1% of the shares of its Common Stock outstanding as of May 23, 2022.

Private Placement of Common Stock and Warrants through Placement Agent

As of the date of this report, the Company has received binding subscription agreements for an estimated total of approximately 34.6 million units from accredited investors in a private offering (the “Offering”) through a placement agent. Each unit consists of one share of Common Stock and three-quarters of a warrant to purchase one share of Common Stock. The warrants will have a five-year term and will be exercisable in full when issued. The warrants, other than as described above, will be substantially similar to the form of warrant filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 7, 2021.

The aggregate gross proceeds received under the executed subscription agreements as of the date of this report are $8,834,500. The final purchase price per unit and the exercise price of the warrants will be equal to 85% of the intraday volume weighted average price of the Common Stock on April 29, 2022, or the date of the final closing of the Offering, whichever is lower.

Pursuant to the subscription agreements, the Company has agreed to use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the “SEC”), and cause the SEC to declare effective, within ninety (90) days following the final closing of the Offering, a registration statement under the Securities Act covering the resale of all of the shares and warrants to purchase shares of Common Stock sold in the Offering.

As a fee to the placement agent, the Company has agreed to pay a cash fee equal to 13% of the gross proceeds received from qualified investors in the Offering, as well as a one-time non-accountable expense fee of $50,000 in the aggregate for all closings in the Offering. The Company also agreed to issue to the placement agent or its designees warrants with a 10-year term to purchase 13% of the total number of shares of Common Stock, including shares subject to warrants, sold to qualified investors in the Offering.

The Company is relying on the exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act in connection with the Offering.

Issuance of Shares to Former Executive Officer

The Company issued to a former executive officer a total of 23,651 shares of Common Stock to satisfy its obligation to make a severance payment of $8,042 for the payroll period ended May 15, 2022, net of payroll deductions and withholding taxes. The number of shares issued was based on the closing price of the Common Stock on that date. The Company relied on the exemption from registration afforded by Section 4(a)(2) of the Securities Act in connection with the issuance of the shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: May 31, 2022	By	/s/ Antonio Migliarese
Antonio Migliarese
Interim President and Chief Financial Officer